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Exhibit 10.7

AMENDMENT NO. 1 TO EXECUTIVE AGREEMENT

    THIS AMENDMENT NO. 1 TO EXECUTIVE AGREEMENT (the "Amendment") is made and entered into as of November 14, 2000, by and between GLOBALMEDIA.COM, a Nevada corporation (the "Company"), and Jeff Mandelbaum (the "Executive").

BACKGROUND

    The Company and the Executive entered into an Executive Agreement dated December 17, 1999 (the "Executive Agreement"). Both parties now wish to amend the Executive Agreement as discussed below. All undefined capitalized terms are defined as set forth in the Executive Agreement.

AGREEMENT

    1.  Amendment.  The Executive Agreement is amended as follows:

      (a) The following sentence is deleted from Section 4.4(a) of the Executive Agreement, effective as of the date of the Executive Agreement:

  The Initial Stock shall be held in escrow by the Company until the end of the Initial Lockup Period at which time, subject to the following sentence, such shares shall be released to Executive.

      (b) The first sentence of Section 4.4(b) of the Executive Agreement is replaced in its entirety as follows:

  Metcalfe will sell to Executive an additional 500,000 shares of Common Stock owned by Metcalfe (the "Additional Stock") at a price per share of $0.002, on such date as the Executive delivers the purchase price for the Initial Stock to Metcalfe, by cash or certified check.

      (c) The following sentence is deleted from Section 4.4(b) of the Executive Agreement:

  The Additional Stock shall be held in escrow by the Company until the end of the Extended Lockup Period at which time, subject to the following sentence, such shares shall be released to Executive.

    2.  No Other Amendments.  Other than the amendments provided in this Agreement, all other provisions of the Executive Agreement remain in full force and effect.

    3.  Entire Agreement.  This Agreement and the Executive Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement my not be modified in any way, unless by a written instrument signed by both the Company and the Executive.

Signatures on next page

Executed as of the date first above written.

                      GLOBAL MEDIA CORP.

                      By:

                      Name:

                      Title:

                      EXECUTIVE:

                      JEFF MANDELBAUM

                      By signing below, the undersigned acknowledges and agrees to be bound by the this Agreement (and solely those provisions):

                      MICHAEL METCALFE

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AMENDMENT NO. 1 TO EXECUTIVE AGREEMENT
BACKGROUND
AGREEMENT